UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

Shutterstock, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 20th Floor
New York, NY 10118
(Address of principal executive offices, including zip code)

(646) 710-3417

(Registrant’s telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, in August 2024, Shutterstock, Inc. (the “Company”) received a Civil Investigative Demand (a “CID”) from the Federal Trade Commission (the “FTC”) regarding its investigation into the Company’s disclosure and subscription enrollment and cancellation practices under Section 5 of the Federal Trade Commission Act (“FTC Act”) and the Restore Online Shoppers’ Confidence Act (“ROSCA”). The Company has cooperated throughout the investigation, and in January 2026 the FTC entered into discussions with management to resolve this matter.

On May 13, 2026, the FTC filed a civil complaint in the United States District Court for the Southern District of New York (the “Court”) against the Company alleging violations of Section 5 of the FTC Act and the ROSCA. Also on May 13, 2026, the parties reached an agreement in principle to settle the matter and the parties filed a stipulated order for permanent injunction, monetary judgment and other relief with the Court (the “Settlement Agreement”). The Settlement Agreement provides that the Company will pay $35 million to the FTC and the Company also agreed to provide additional disclosure regarding, and implement certain changes to, its subscription enrollment and cancellation practices. The Company intends to pay the full amount of the settlement from cash on hand during the second quarter of 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: May 14, 2026	By:	/s/ Rik Powell
Rik Powell
Chief Financial Officer